UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 13, 2011

Jingwei International Limited
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-122557	20-1970137
(Commission File Number)	(IRS Employer Identification No.)

Room 701-702, Building 14, Keji C. Rd., 2nd, Software Park
 Nanshan District,
Shenzhen, PRC 518057

(Address of principal executive offices and zip code)

+ 86-0755-83437888

(Registrant’s telephone number including area code)

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2011, Jingwei International Limited (the “Company”) received notification from Mr. Rick Luk that effective January 1, 2012, he will resign from his position as a director of the Company.  In conjunction with Mr. Luk’s resignation, the Board of Directors of the Company (the “Board”) will decrease its size from five  members to four members. Following the decrease in the number of directors who constitute the entire Board, the Board believes that it will continue to be in compliance with Rule 5605(b)(1) of the Marketplace Rules of The NASDAQ Stock Market which requires that a majority of the directors serving on the Board must be independent directors.  There were no disagreements between Mr. Luk and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JINGWEI INTERNATIONAL LIMITED

By:
Name:	George Du
Title:	Chief Executive Officer

Dated: December 14, 2011